EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

The Company has one subsidiary, which is wholly owned by the Company:

                                          State of         Name under which
Name                                      Incorporation    company does business
----                                      -------------    ---------------------

North Orlando Sports Promotions, Inc.     Florida          North Orlando Sports
                                                           Promotions, Inc.